                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                       ________________________________

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       _________________________________

       Date of Report (Date of earliest event reported):  July 17, 1998



                        RICHMOND COUNTY FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)

  DELAWARE                       0-23271                      06-1498455
(State or other                (Commission                   (IRS Employer
Jurisdiction of                File Number)                Identification No.)
Incorporation)


             1214 CASTLETON AVENUE, STATEN ISLAND, NEW YORK 10310
         (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:       (718) 448-2800


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

ITEMS 1 THROUGH 4.      NOT APPLICABLE.

ITEM 5.   OTHER EVENTS.

     On July 17, 1998, Richmond County Financial Corp., a Delaware corporation ("Richmond County"), announced that it had entered into an Agreement and Plan of Merger, dated as of July 17, 1998 (the "Ironbound Merger Agreement"), with Ironbound Bankcorp, NJ, a New Jersey corporation ("Ironbound"). Ironbound is a bank holding company that owns Ironbound Bank, a New Jersey State chartered commercial bank. The Ironbound Merger Agreement provides, among other things, that Ironbound will merge with and into Richmond County, with Richmond County being the surviving corporation (the "Ironbound Merger"). A copy of the Ironbound Merger Agreement is attached hereto as Exhibit 2.1.

     Pursuant to the Ironbound Merger Agreement, each share of Ironbound common stock, par value $5.00 per share ("Ironbound Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined in the Ironbound Merger Agreement) will be converted into and become the right to receive 1.45 shares (the "Ironbound Exchange Ratio") of Richmond County common stock, par value $.01 per share ("Richmond County Common Stock"), except for (i) shares the holder of which, pursuant to any applicable law providing for dissenter's or appraisal rights, is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law; (ii) shares of Ironbound's Common Stock held directly or indirectly by Richmond County, other than shares held in a fiduciary capacity in satisfaction of a debt previously contracted; and (iii) shares held by Ironbound as treasury stock. Each holder of Ironbound Common Stock who would otherwise be entitled to receive a fraction of a share of Richmond County Common Stock will receive an amount in cash equal to the product arrived at by multiplying such fraction of a share of Richmond County Common Stock by the Richmond County Market Value (as defined in the Ironbound Merger Agreement).

     The Ironbound Merger will be structured as a tax-free reorganization and it is the intent of the parties to account for the transaction as a pooling-of-interest transaction. Consummation of the Ironbound Merger is subject to the satisfaction of certain conditions, including approval of the Ironbound Merger Agreement by the stockholders of Ironbound and approval by the appropriate regulatory agencies.

     The Ironbound Merger Agreement may be terminated and the Ironbound Merger abandoned at or prior to the effective date of the Ironbound Merger either before or after its approval by the stockholders of Ironbound:

          (a) by the mutual consent of Richmond County and Ironbound in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

          (b) by Richmond County or Ironbound, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the stockholders of Ironbound to approve the Ironbound Merger Agreement at its Stockholder Meeting called to consider such approval;

          (c) by Richmond County or Ironbound, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Ironbound Merger Agreement;

          (d) by Richmond County or Ironbound, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Ironbound Merger is not consummated by April 30, 1999, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Ironbound Merger Agreement by the party seeking to terminate;

          (e) by Richmond County, if the Board of Directors of Ironbound does not publicly recommend in the proxy statement relating to the Ironbound Merger Agreement that Ironbound's stockholders approve and adopt the Ironbound Merger Agreement or if, after recommending in the proxy that stockholders approve and adopt the Ironbound Merger Agreement, the Board of Directors of Ironbound shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Richmond County;

          (f) by Richmond County by written notice to Ironbound, or by Ironbound by written notice to Richmond County in the event that there has occurred since the date of the Ironbound Merger Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect (as defined below) on Ironbound or Richmond County, as the case may be; provided that one party shall have given the other thirty (30) calendar days prior written notice of such termination, and the breaching party shall not have remedied such event, condition, change or occurrence by the end of such thirty-day period;

          (g) by Ironbound, if its board of directors so determines by the requisite vote of members of its entire board, at any time during the five-day period commencing with the Valuation Date (as defined below), in accordance with
(i) below:

          (i) if the Richmond County Market Value (as defined below) is less than $14.00, adjusted as follows:

          If Richmond County declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Ironbound Merger Agreement and the Valuation Date, the prices for the common stock of such company shall be appropriately adjusted in the number and kind of shares of Richmond County Common Stock to be thereafter delivered pursuant to the Ironbound Merger Agreement and the Ironbound Exchange Ratio so that each stockholder of Ironbound shall be entitled to receive such number of shares of Richmond County Common Stock or other securities as such stockholder would have received pursuant to such reorganization, recapitalization, reclassification, stock split, exchange of shares or readjustment or other like changes in the capitalization of Richmond County, or as a result of a stock dividend on Richmond County Common Stock, had the record (or pay) date therefor been immediately following the Effective Time (as defined in the Ironbound Merger Agreement).

          (h) by Richmond County or Ironbound (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained in the Ironbound Merger Agreement), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in the Ironbound Merger Agreement, which failure or non-compliance is material in the context of the transactions contemplated by the Ironbound Merger Agreement, or (ii) subject to the materiality thresholds established by Sections 2.2(a) and (b) of the Ironbound Merger Agreement, any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in the Ironbound Merger Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party.

     In addition, if Richmond County's Market Value is less than $15.945, but equal to or greater than $14.00 (subject to the appropriate adjustment for a stock dividend reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Ironbound Merger Agreement and the Valuation Date), the Ironbound Exchange Ratio shall be adjusted such that the value of the consideration (valued at the Valuation Date) to be paid in respect to each share of Ironbound Common Stock to be converted into Richmond County Common Stock and cash in lieu of fractional shares upon consummation of the Ironbound Merger is $23.12.

          "Richmond County Market Value" means the average of the closing sales price as reported on the National Market System of The Nasdaq Stock Market, Inc., for the fifteen (15) consecutive trading days immediately preceding the day that is the latest of: (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, as contemplated by the Ironbound Merger Agreement; (ii) the day on which the last of the regulatory approvals, as contemplated by Section 5.1(b) of the Ironbound Merger Agreement, is obtained; and (iii) the day on which the last of the required stockholder approvals have been obtained (such date being the Valuation Date).

     As an inducement for Richmond County to enter into the Ironbound Merger Agreement, Richmond County and Ironbound entered into a stock option agreement (the "Ironbound Stock Option Agreement") pursuant to which, under certain circumstances, Richmond County would have the option to purchase up to 19.9% of Ironbound's issued and outstanding shares of common stock (without giving effect to the stock issued in connection with the exercise of the option). A copy of the Ironbound Stock Option Agreement is attached hereto as Exhibit 10.1.

     Richmond County and Ironbound publicly announced the Ironbound Merger in a press release dated July 17, 1998, a copy of which is attached hereto as Exhibit 99.1.

     The foregoing description is qualified in its entirety by reference to the Ironbound Merger Agreement and the Ironbound Stock Option Agreement themselves, copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively.

     In addition, on July 20, 1998, Richmond County Financial Corp., a Delaware corporation ("Richmond County"), announced that it had entered into an Agreement and Plan of Merger, dated as of July 19, 1998 ("Bayonne Merger Agreement"), with Bayonne Bancshares, Inc., a Delaware corporation ("Bayonne"). Bayonne is a savings and loan holding company that owns First Savings Bank of New Jersey, SLA, a New Jersey State chartered savings association ("First Savings"). The Bayonne Merger Agreement provides, among other things, that Bayonne will merge with and into Richmond County, with Richmond County being the surviving corporation (the "Bayonne Merger"). A copy of the Bayonne Merger Agreement is attached hereto as Exhibit 2.2.

     Pursuant to the Bayonne Merger Agreement, each share of Bayonne common stock, par value $0.01 per share ("Bayonne Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined in the Bayonne Merger Agreement) will be converted into and become the right to receive 1.05 shares (the "Bayonne Exchange Ratio") of Richmond County common stock, par value $.01 per share ("Richmond County Common Stock"), except for (i) shares the holder of which, pursuant to any applicable law providing for dissenter's or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law; (ii) shares of Bayonne's Common Stock held directly or indirectly by Richmond County, other than shares held in a fiduciary capacity in satisfaction of a debt previously contracted; (iii) shares held by Bayonne as treasury stock; and (iv) unallocated shares held in the Amended and Restated 1995 Recognition and Retention Plan. Each holder of Bayonne Common Stock who would otherwise be entitled to receive a fraction of a share of Richmond County Common Stock will receive an amount in cash equal to the product arrived at by multiplying such fraction of a share of Richmond County Common Stock by the Richmond County Market Value (as defined in the Bayonne Merger Agreement).

     The Bayonne Merger will be structured as a tax-free reorganization and will be accounted for as a pooling-of-interests. Consummation of the Bayonne Merger is subject to the satisfaction of certain conditions, including approval of the Bayonne Merger Agreement by the stockholders of both Richmond County and Bayonne and approval by the appropriate regulatory agencies.

     The Bayonne Merger Agreement may be terminated and the Bayonne Merger abandoned at or prior to the effective date of the Bayonne Merger either before or after any requisite stockholder approval:

          (a) by the mutual consent of Richmond County and Bayonne in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

          (b) by Richmond County or Bayonne, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the stockholders of Bayonne or Richmond County to approve the Bayonne Merger Agreement at its stockholder meeting called to consider such approval; provided, however, that Bayonne or Richmond County, as the case may be, shall only be entitled to terminate the Bayonne Merger Agreement pursuant to this clause if it has complied in all material respects with its obligations to solicit the approval of the stockholders at their respective stockholder meeting; or

          (c) by Richmond County or Bayonne, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Bayonne Merger Agreement; or

          (d) by Richmond County or Bayonne, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Bayonne Merger is not consummated by April 30, 1999 ("Initial Termination Date"); provided, that if, as of such date, all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall not have been obtained but all other conditions to the consummation of the Bayonne Merger (other than the delivery of executed documents at the closing) shall be fulfilled, the Initial Termination Date shall be extended to July 31, 1999, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Bayonne Merger Agreement by the party seeking to terminate; or

          (e) by Richmond County, if the Board of Directors of Bayonne does not publicly recommend in the Proxy Statement that Bayonne's stockholders approve and adopt the Bayonne Merger Agreement or if, after recommending in the Proxy that stockholders approve and adopt the Bayonne Merger Agreement, the Board of Directors of Bayonne shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Richmond County; or

          (f) by Richmond County or Bayonne by written notice to the other party in the event that there has occurred since the date of the Bayonne Merger Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect (as defined in the Bayonne Merger Agreement) on Bayonne or Richmond County as the case may be; provided that each party shall have given the other 30 calendar days prior written notice of such termination, and such party shall not have remedied such event, condition, change or occurrence by the end of such 30-day period; or

          (g) by Bayonne, if its Board of Directors so determines by the requisite vote of members of its entire board, at any time during the 5-day period commencing with the Valuation Date as defined below, if both of the following conditions are satisfied:

               (i) Richmond County Market Value is less than $15.41, adjusted to account for the effects of a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares between July 19, 1998 and the Valuation Date; and

               (ii) (A) the number obtained by dividing Richmond County Market Value on the Valuation Date by the Initial Richmond County Market Value (the "Richmond County Ratio") is less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting 0.15 from the quotient in this clause (ii)(B) (the "Index Ratio");

subject, however, to the following three sentences: (1) if Bayonne elects to exercise its termination right pursuant to the foregoing, it shall give prompt written notice to Richmond County (provided, further, that such notice of election to terminate may be withdrawn at any time during the 5-day period); (2) for a period of 7 days commencing with its receipt of such notice, Richmond County shall have the option to increase the consideration to be received by the holders of Bayonne Common Stock hereunder, by adjusting the Bayonne Exchange Ratio to equal the lesser of (x) a number equal to a fraction, the numerator of which is 1.05 multiplied by the Initial Richmond County Market Value multiplied by .85 and the denominator of which is the Richmond County Market Value, and (y) a number equal to a fraction, the numerator of which is the Index Ratio multiplied by 1.05 and the denominator of which is Richmond County Ratio; and
(3) if Richmond County so elects it shall give prompt written notice to Bayonne of such election and the adjusted Merger Consideration, whereupon no termination shall have occurred pursuant to the foregoing and the Bayonne Merger Agreement shall remain in effect in accordance with its terms (except as the Merger Consideration shall have been so adjusted).

          "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the applicable weighting.

          "Final Price," with respect to any company being a member of the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 15 trading days ending on the Valuation Date, adjusted as indicated below.

          "Index Group" means the 14 financial institution holding companies listed below, the common stock of all of which are publicly traded and as to which there have not been any publicly announced proposal at any time during the period beginning on the date of the Bayonne Merger Agreement and ending on the Valuation Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of the Bayonne Merger Agreement and ending on the Valuation Date, such company shall be removed from the Index Group, and the weights attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 14 financial institution holding companies and the weights attributed to them are as follows:

          Holding Company                      Weighting
          ---------------                      ---------
          GreenPoint Financial Corp.             27.71%
          Astoria Financial Corp.                11.20%
          Independence Community Bank Corp.       9.97%
          Staten Island Bancorp, Inc.             8.14%
          Webster Financial Corp.                 7.16%
          St. Paul Bancorp, Inc.                  6.61%
          Queens County Bancorp, Inc.             5.13%
          Bay View Capital Corp.                  4.96%
          JSB Financial, Inc.                     4.52%
          MAF Bancorp                             4.24%
          Anchor BanCorp Wisconsin                3.03%
          InterWest Bancorp                       2.88%
          Reliance Bancorp, Inc.                  2.76%
          Haven Bancorp, Inc.                     1.69%

          "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of the Bayonne Merger Agreement.

          "Initial Richmond County Market Value" means the closing sales price of

     Richmond County Common Stock, as reported on the Nasdaq National Market, on the trading day immediately preceding the public announcement of the Bayonne Merger Agreement, adjusted as indicated below.

          "Richmond County Market Value" means the average of the closing sales price on that day as reported on the Nasdaq National Market, for the 15 consecutive trading days immediately preceding the day on which the last of the required regulatory approvals, as contemplated by the Bayonne Merger Agreement, is obtained.

          "Valuation Date" means the day on which the last required regulatory approval, as contemplated by the Bayonne Merger Agreement, is obtained.

If Richmond County or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Bayonne Merger Agreement and the Valuation Date, the prices for the common stock of such company shall be appropriately adjusted to reflect the impact of the resultant change in the number of shares of stock; or

          (h) by Richmond County or Bayonne (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained in the Bayonne Merger Agreement), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in the Bayonne Merger Agreement, which failure or non-compliance is material in the context of the transactions contemplated by the Bayonne Merger Agreement, or (ii) subject to the materiality thresholds established by Sections 2.2(a) and (b) of the Bayonne Merger Agreement, any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in the Bayonne Merger Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party.

     As an inducement for Richmond County to enter into the Bayonne Merger Agreement, Richmond County and Bayonne entered into a stock option agreement (the "Bayonne Stock Option Agreement") pursuant to which, under certain circumstances, Richmond County would have the option to purchase up to 19.9% of Bayonne's issued and outstanding shares of common stock (without considering the stock issued in connection with the exercise of the option). A copy of the Bayonne Stock Option Agreement is attached hereto as Exhibit 10.2.

     Richmond County shall cause its Board of Directors to be increased by one member and shall appoint Francis F.X. Nilan as the nominee to fill such vacancy on Richmond County's Board of Directors created by such increase. The term for Mr. Nilan shall expire in the year 2000.

     Richmond County and Bayonne publicly announced the Bayonne Merger in a press release dated July 20, 1998, a copy of which is attached hereto as Exhibit 99.2.

     The foregoing description is qualified in its entirety by reference to the Bayonne Merger Agreement and the Bayonne Stock Option Agreement themselves, copies of which are attached hereto as Exhibits 2.2 and 10.2, respectively.

ITEM 6.   NOT APPLICABLE.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          a.   Financial Statements of Business Acquired.
               Not Applicable

          a.   Pro Forma Financial Information.
               Not Applicable

          c. Exhibits: The following Exhibits are filed as part of this report:

          EXHIBIT NO.                         DESCRIPTION
          -----------                         -----------
                2.1                 Agreement and Plan of Merger, dated as of
                                    July 17, 1998, by and between Richmond
                                    County Financial Corp. and Ironbound
                                    Bankcorp, NJ.

                2.2                 Agreement and Plan of Merger, dated July 19,
                                    1998, by and between Richmond County
                                    Financial Corp. and Bayonne Bancshares, Inc.

               10.1 Stock Option Agreement, dated July 17, 1998, by and between Ironbound Bankcorp, NJ and Richmond County Financial County Financial
                                    Corp.

               10.2 Stock Option Agreement, dated July 19, 1998, by and between Bayonne Bancshares, Inc. and Richmond County Financial Corp.

               99.1                 Press Release issued July 17, 1998.

               99.2                 Press Release issued July 20, 1998

               99.3                 Richmond County Financial Corp.'s
                                    Presentation of the Bayonne Merger and the Ironbound Merger, July 20, 1998

TEM 8.    NOT APPLICABLE.

ITEM 9.   NOT APPLICABLE.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RICHMOND COUNTY FINANCIAL CORP.


                              By:  /s/ Michael F. Manzulli
                                   -------------------------------------
                                    Michael F. Manzulli
                                    Chairman of the Board and
                                      Chief Executive Officer


Dated: July 27, 1998

                               LIST OF EXHIBITS

EXHIBIT                  DESCRIPTION
-------                  -----------
     2.1       Agreement and Plan of Merger, dated as of July 17, 1998, by and between Richmond County Financial Corp. and Ironbound Bankcorp,
               NJ.

     2.2       Agreement and Plan of Merger, dated July 19, 1998, by and between
               Richmond County Financial Corp. and Bayonne Bancshares, Inc.

    10.1       Stock Option Agreement, dated July 17, 1998, by and between
               Ironbound Bankcorp, NJ and Richmond County Financial County
               Financial Corp.

    10.2       Stock Option Agreement, dated July 19, 1998, by and between
               Bayonne Bancshares, Inc. and Richmond County Financial Corp.

    99.1       Press Release issued July 17, 1998.

    99.2       Press Release issued July 20, 1998

    99.3       Richmond County Financial Corp.'s Presentation of the Bayonne
               Merger and the Ironbound Merger, July 20, 1998